                                                                  Exhibit (d)(i)

                          ENTERPRISE ACCUMULATION TRUST

                     RESTATED INVESTMENT ADVISER'S AGREEMENT

      THIS AGREEMENT, made this 17th day of September 2002, is by and between Enterprise Accumulation Trust, a Massachusetts trust (hereinafter referred to as "Enterprise"), and Enterprise Capital Management, Inc., a Georgia corporation (hereinafter referred to as the "Adviser").

                             BACKGROUND INFORMATION

The Adviser originally entered into an Investment Adviser's Agreement with Enterprise dated as of September 14, 1987 ("Investment Adviser's Agreement"). The Investment Advisor's Agreement was subsequently restated on a number of occasions, and has periodically been amended by riders. Pursuant to Section 16 of the Investment Adviser's Agreement, it may be amended at any time by the mutual consent of the parties and it is therefore hereby amended and restated, with this version of the Investment Adviser's Agreement superceding all previous amended or restated versions of the Investment Adviser's Agreement.

WITNESSETH THAT:

In consideration of the mutual covenants herein contained, Enterprise and the Adviser agree as follows:

      (1) Enterprise hereby employs the Adviser to act as the Investment Adviser of Enterprise, and in addition to render certain other services to Enterprise, all as set forth herein. The Adviser hereby accepts such employment and agrees to perform such services on the terms set forth, and for the compensation herein provided.

      (2) The Adviser will furnish each series ("Portfolio") of Enterprise advice with respect to the investment and reinvestment of the assets of each Portfolio of Enterprise in accordance with the investment objectives of each such Portfolio as set forth in any currently effective registration statement with the Securities and Exchange Commission (the "SEC") with respect to securities of Enterprise.

      (3) In carrying out its duties hereunder, it is contemplated that the Adviser will select and employ subinvestment adviser Portfolio Managers for the respective Portfolios of Enterprise, subject to compliance with the provisions of Section 15 of the Investment Company Act of 1940, as amended (the "Investment Company Act").

      (4) The Adviser will provide oversight and management services to the Fund which will include, but not be limited to, (i) supervising the sub-adviser's compliance with federal and state regulations, including the Investment Company Act, (ii) evaluating the sub-adviser's performance, (iii) analyzing the composition of the investment portfolios of each Portfolio of the Trust and preparing reports thereon for the Board or any committee of the Board, (iv) evaluating each Portfolio's performance in comparison to similar mutual funds and other market information, (v) conducting searches, upon request of the Board, for a replacement for any sub-adviser then serving the Trust, and (vi) preparing presentations to shareholders which analyze the Trust's overall investment program and performance.

      (5) The Adviser will for all purposes herein be deemed to be an independent contractor. The Adviser has no authority to act for or represent Enterprise in any way and is not an agent of Enterprise.

      (6) The Adviser will, at its own expense, furnish to Enterprise directly or through any of the Adviser's subsidiaries, office facilities, including space, furniture and equipment, and, to the extent that such services are not being provided by others under contract with Enterprise, personnel for the managing of the affairs of, servicing the investment of, and keeping the books and records of Enterprise, including clerical, research, statistical and investment work, but not including duties or services which are customarily performed for an open-end management investment company by its Board of Trustees, custodian, transfer agent, registrar, dividend disbursing agent, auditors and legal counsel.

      Personnel provided shall be persons satisfactory to the Board of Trustees of Enterprise to serve as officers of Enterprise, including a President, one or more Vice Presidents, a Secretary, a Treasurer and such additional officers and employees as may reasonably be necessary for the execution of its duties under this Agreement.

      The personnel and facilities furnished as aforesaid shall be subject to the control and direction of the Board of Trustees of Enterprise. Such personnel shall be employees of Enterprise notwithstanding that some or all of their compensation and expenses of their employment may be paid by the Adviser.

      (7) It is understood that the Adviser does not, by this Agreement, undertake to assume or pay any costs or expenses of Enterprise except those specifically stated herein to be payable by the Adviser. In connection therewith, the Adviser understands that Enterprise pays and shall continue to pay the following expenses (which shall not be a limiting statement of such expenses):

      (a) The fees, compensation and traveling expenses of the independent Trustees of Enterprise,

      (b) Telephone, telegraphic and postage expenses related to communications between Trustees and officers of Enterprise, other than those provided by the Adviser,

      (c) The fees of any custodian, transfer agent, registrar of dividend disbursing agent of Enterprise,

      (d) Compensation of Enterprise's auditors and counsel, including compensation and costs relating to litigation,

      (e) Franchise, income and original issue taxes relating to Enterprise and its securities,

      (f) Fees and legal expenses incurred in qualifying the shares of Enterprise for sale with any state regulatory agency in the several states, and the fees and expenses of maintaining, renewing, increasing or amending such qualification,

      (g) Insurance premiums or interest on indebtedness,

      (h) Association dues,

      (i) Fees and expenses involved in registering and maintaining registrations of Enterprise and of its shares with the SEC, including the preparation and printing of prospectuses,

      (j) Costs of printing and mailing reports to shareholders, proxy statements, dividends notices and other communications to shareholders, as well as all expenses of shareholders and Trustees meetings,

      (k) Cost of printing of stock certificates,

      (l) Broker's commissions and issue and transfer taxes chargeable to Enterprise in connection with securities transactions to which Enterprise is a party, and

      (m) Business licenses, intangible and franchise taxes.

      Costs relating to Enterprise's dividends and capital gains reinvestment program and other shareholder plans will not be borne by Enterprise except to the extent of the normal cost to Enterprise of issuing shares. All other costs relating to such programs and plans will be borne by the Adviser.

      (8) Enterprise agrees to pay the Adviser for its services and facilities to be furnished under this Agreement, within 15 days after the close of each calendar month after the effective date of this Agreement, the amounts equal to the percentages of the average of the daily closing net asset values of the respective Funds of Enterprise that are set forth in Schedule A hereto. Subject to the requirements of Section 15 of the Investment Company Act of 1940, Schedule A may be amended from time to time by agreement between the Enterprise and the Adviser with respect to existing Funds of Enterprise or as new Portfolios are added to Enterprise.

      (9) The services of the Adviser hereunder are not to be deemed to be exclusive, and the Adviser is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Without in any way relieving the Adviser of its responsibilities hereunder, it is agreed that the Adviser may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder.

      (10) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Adviser shall not be liable to Enterprise or to any shareholder or shareholders of Enterprise for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Adviser hereunder.

      (11) Subject to and in accordance with the articles of incorporation and by-laws of Enterprise and of the Adviser, it is agreed that the Trustees, officers, employees and shareholders of Enterprise are or may become interested in the Adviser as Trustees, officers, employees, shareholders or otherwise, and that Trustees, officers, employees and shareholders of the Adviser are or may become similarly interested in Enterprise and that the Adviser may be or become interested in Enterprise as a shareholder, or otherwise.

      (12) The Adviser will not take, and it will take necessary steps to prevent its officers and trustees from taking, at any time, a short position in any shares of Enterprise. The Adviser also will cooperate with Enterprise in adopting a written policy prohibiting insider trading with respect to Enterprise Portfolio transactions.

      (13) In connection with the management of the investment and reinvestment of the assets of Enterprise and subject to review by Enterprise's Board of Trustees, the Adviser is authorized to select the brokers or dealers that will execute purchase and sale transactions for each Portfolio of Enterprise and, at its option, at all times or from time to time to permit the respective Portfolio Managers to make such selections, subject to the review of the Adviser. In connection with such activity, the Adviser is directed to use its best efforts to obtain the best available price and most favorable execution with respect to all such purchases and sales of Portfolio securities for Enterprise. Subject to this primary requirement, and maintaining as its first consideration the benefits for Enterprise, its Portfolios and its shareholders, the Adviser shall have the right, subject to the control of the Board of Trustees of Enterprise, to follow a policy of selecting brokers and dealers who furnish statistical research and other services to Enterprise, the Adviser or any Portfolio Manager and, subject to the Rules of Fair Practice of the National Association of Securities Dealers, Inc., to consider sales of shares of the Portfolios as a factor in the selection of brokers and dealers.

      With respect to Section 17(e) of the Investment Company Act of 1940 and
Section 11(a) of the Securities Exchange Act of 1934, Enterprise hereby expressly consents and agrees that any associated person of the Adviser, including, without limitation, MONY Securities Corp., may effect securities transactions on any exchange of which such associated person is a member, and that the Adviser and such associated person may receive or retain compensation in connection therewith.

      On occasions when the Adviser deems the purchase or sale of a security or other investment to be in the best interest of any Portfolio of Enterprise as well as other Portfolios of Enterprise, the Adviser may, to the extent permitted by applicable law and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner that it considers to be the most equitable and consistent with its fiduciary obligations to Enterprise and each of its Portfolios.

      (14) Enterprise may terminate this Agreement by sixty days written notice to the Adviser at any time, without the payment of any penalty, by vote of Enterprise's Board of Trustees, or by vote of a majority of its outstanding voting securities, and the Adviser may terminate this Agreement by sixty days written notice to Enterprise, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the Investment Company Act of 1940, in which event this Agreement shall remain in full force and effect.
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      (15) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution, and from year to year thereafter, if its continuance after said date: (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Trustees of Enterprise, including a majority of those directors who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of Enterprise; and (2) is specifically approved at least annually by the vote of a majority of trustees of Enterprise who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      (16) This Agreement may be amended at any time by mutual consent of the parties; provided, that such consent on the part of Enterprise shall have been approved by a vote of the majority of the outstanding voting securities of Enterprise; but further provided, that this limitation shall not prevent any minor amendments to the Agreement which may be required by federal or state regulatory bodies, which amendments may be made without shareholder approval.

      (17) The terms "vote of a majority of the outstanding voting securities," "assignment" and " interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

      (18) This Agreement is executed by the Trustees of the Fund, not individually, but rather in their capacity as Trustees under the Declaration of Trust made March 2, 1988. None of the Shareholders, Trustees, officers, employees, or agents of the Fund shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Fund and if the obligation or claim relates to the property held by the Fund for the benefit of one or more but fewer than all Portfolios then only to the property held for the benefit of the affected Portfolio.
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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers, as of the date first above written.

                                    ENTERPRISE ACCUMULATION TRUST



ATTEST:                             By:
       -------------------------       ----------------------------
                                                Secretary               Its:
                                    Chief Financial Officer and Vice President

                                    ENTERPRISE CAPITAL MANAGEMENT, INC.



ATTEST:                             By:
       -------------------------       ----------------------------
                                                Secretary               Its:
                                    Chief Financial Officer and Vice President

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                                  SCHEDULE A TO
                          ENTERPRISE ACCUMULATION TRUST
                         INVESTMENT ADVISER'S AGREEMENT

                              Percentage of Average Daily Closing Net Asset Values
Name of Portfolio                           of Portfolio to be Paid
-----------------             ------------------------------------------------------
Mid-Cap Growth                At the rate of 0.75% of the average of the
                              daily closing net asset values of the Portfolio
                              per year, paid monthly.

Multi-Cap Growth              At the rate of 1.00% of the average of the daily
                              closing net asset values of the Portfolio per
                              year, paid monthly.

Small Company Growth          At the rate of 1.00% of the average of the daily
                              closing net asset values of the Portfolio per
                              year, paid monthly.

Small Company Value           At the rate of .80% of the average of the daily
                              closing net asset values of the Portfolio per
                              year of assets up to $400,000,000; at the rate
                              of .75% of the average of the daily closing net
                              asset values of the Portfolio per year for
                              assets from $400,000,000 to $800,000,000; and
                              at the rate of .70% of the average of the daily
                              closing net asset values of the Portfolio in
                              excess of $800,000,000 per year paid monthly.

Capital Appreciation          At the rate of .75% of the average of the daily
                              closing net asset values of the Portfolio per
                              year, paid monthly.

Equity At the rate of .80% of the average of the daily closing net asset values of the Portfolio per year of assets up to $400,000,000; at the rate of .75% of the average of the daily closing net asset values of the Portfolio per year for assets from $400,000,000 to $800,000,000; and
                              at the rate of .70% of the average of the daily closing net asset values of the Portfolio in excess of $800,000,000 per year, paid monthly.

Equity Income                 At the rate of .75% of the average of the daily
                              closing net asset values of the Portfolio per
                              year, paid monthly.

Growth At the rate of .75% of the average of the daily closing net asset values of the Portfolio per year, paid monthly.

Growth and Income             At the rate of .75% of the average of the daily
                              closing net asset values of the Portfolio per
                              year, paid monthly.

Emerging Countries            At the rate of 1.25% of the average of the daily
                              closing net asset values of the Portfolio per
                              year, paid monthly.

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                                  SCHEDULE A TO
                          ENTERPRISE ACCUMULATION TRUST
                         INVESTMENT ADVISER'S AGREEMENT
                                   (continued)

                              Percentage of Average Daily Closing Net Asset Values
Name of Portfolio                           of Portfolio to be Paid
-----------------             ----------------------------------------------------
International Growth          At the rate of .85% of the average of the daily
                              closing net asset values of the Portfolio per
                              year, paid monthly.

Worldwide Growth              At the rate of 1.00% of the average of the daily
                              closing net asset values of the Portfolio per
                              year, paid monthly.

Global Financial Services     At the rate of .85% of the average of the daily
                              closing net asset values of the Portfolio per
                              year, paid monthly.

Global Health Care            At the rate of 1.00% of the average of the daily
                              closing net asset values of the Fund per year,
                              paid monthly.

Global Socially Responsive    At a rate of .90% of the average of the daily
                              closing net asset values of the Fund per year,
                              paid monthly.

Internet At the rate of 1.00% of the average of the daily closing net asset values of the Portfolio per year, paid monthly.

Balanced At the rate of .75% of the average of the daily closing net asset values of the Portfolio per year, paid monthly.

Managed At the rate of .80% of the average of the daily closing net asset values of the Portfolio per year of assets up to $400,000,000; at the rate of .75% of the average of the daily closing net asset values of the Portfolio per year for assets from $400,000,000 to $800,000,000; and
                              at the rate of .70% of the average of the daily closing net asset values of the Portfolio in excess of $800,000,000 per year paid monthly.

High Yield Bond               At the rate of .60% of the average of the daily
                              closing net asset values of the Portfolio per
                              year, paid monthly.

Total Return                  At the rate of .55% of the average of the daily
                              closing net asset values of the Portfolio per
                              year, paid monthly.